UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         September 11, 2020

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

3355 Las Vegas Boulevard South
Las Vegas,	Nevada	89109
(Address of principal executive offices)		(Zip Code)
(702) 414-1000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On September 11, 2020, Sands China Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Sands China”), an indirect subsidiary of Las Vegas Sands Corp., a Nevada corporation (the “Company”), entered into a waiver extension and amendment request letter (the “Waiver Extension Letter”) with respect to certain provisions of the Facility Agreement, dated as of November 20, 2018 (as amended, restated, amended and restated, supplemented and otherwise modified, including by a waiver and amendment request letter, dated as of March 27, 2020 (the “Original Waiver Letter”), the “Facility Agreement”), by and among Sands China, as borrower, Bank of China Limited, Macau Branch, as agent, and the arrangers and lenders from time to time party thereto.

In the Original Waiver Letter, the Agent and the lenders party to the Facility Agreement have, among other things, waived the requirement for Sands China to comply with Clause 20.2 of the Facility Agreement, which requires Sands China to ensure (i) that the Consolidated Leverage Ratio (as defined in the Facility Agreement) as at the last day of any financial quarter does not exceed 4.00 to 1.00 and (ii) that the Consolidated Interest Coverage Ratio (as defined in the Facility Agreement) as at the last day of any financial quarter is greater than 2.50 to 1.00, in each case, for any fiscal period ending during the period beginning on, and including, January 1, 2020 and ending on, and including, July 1, 2021 (the “Relevant Period”) (other than with respect to the financial year ended on December 31, 2019).

Pursuant to the Waiver Extension Letter, the Agent and the lenders party to the Facility Agreement have agreed to (a) extend the Relevant Period such that it ends on, and includes, January 1, 2022 instead of July 1, 2021; and (b) amend and restate the Facility Agreement in the form attached to the Waiver Extension Letter, which contains the following amendments to the Facility Agreement: (1) it provides Sands China with the option to increase the Total Commitments (as defined in the Facility Agreement) by an aggregate amount of up to $1,000,000,000; and (2) it imposes a restriction on the ability of Sands China to declare or make any dividend payment or similar distribution at any time during the period from (and including) July 1, 2020 to (and including) January 1, 2022 if at such time (x) the Total Commitments exceed $2,000,000,000 by operation of the increase referred to in sub-paragraph (1) above; and (y) the Consolidated Leverage Ratio (as defined in the Facility Agreement) is greater than 4.00 to 1.00, unless, after giving effect to such payment, the sum of (i) the aggregate amount of cash and cash equivalents of Sands China on such date; and (ii) the aggregate amount of the undrawn facility under the Facility Agreement and unused commitments under other credit facilities of Sands China is greater than $2,000,000,000.

Pursuant to the Waiver Extension Letter, Sands China agreed to pay a customary fee to the lenders that consented to the waivers and amendments requested therein.

Some of the lenders, agents and arrangers under the Facility Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for the Company and its subsidiaries in the ordinary course of business, for which they have received and would be expected to receive customary compensation.

The foregoing summaries of the Original Waiver Letter and the Waiver Extension Letter are not complete and are qualified in their entirety by reference to the full and complete texts of the Original Waiver Letter and the Waiver Extension Letter, respectively. A copy of the Original Waiver Letter was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 27, 2020, and a copy of the Waiver Extension Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1†
Waiver Extension and Amendment Request Letter, dated September 11, 2020, with respect to the Facility Agreement, dated as of November 20, 2018, by and among Sands China, as borrower, Bank of China Limited, Macau Branch, as agent, and the arrangers and lenders party thereto

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

† Certain identified information has been excluded from the exhibit because such information both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2020

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary